10.58a

Second Amendment to Executive Employment Agreement

This Second Amendment (the “Amendment”) is made on this 8th day of May, 2007, but as of the 23rd day of February, 2007 by and between Gene Logic Inc., a Delaware corporation (the “Company”), and Philip L. Rohrer, Jr. (the “Executive”).

The parties to this amendment have previously entered into an Executive Employment Agreement dated October 11, 1999 that was amended by a First Amendment dated as of October 24, 2006 (said agreement and amendment being herein referred to collectively as the “Agreement”).

On February 22, 2007, the Company’s Board of Directors approved certain changes to the terms of the Executive’s Agreement and the Executive agreed to such terms and this amendment is being executed to document those changes and evidence the agreement of the parties to such terms. Terms not otherwise defined herein shall have the meanings as defined in the Agreement.

Therefore, the parties to this amendment hereby agree as follows:

1.	Base Salary. Section 2 of the Agreement is hereby amended by adding a new sentence after the first sentence of Section 2 to read as follows:

For calendar year 2007, Rohrer shall receive an annualized base salary of $275,000.

2.	Incentive Compensation. Subsection 4.1 is hereby amended by adding the following sentences at the end thereof as follows:

For calendar year 2007, Rohrer shall receive incentive compensation of 50% of his base salary, payable within 2 ½ months after the end of 2007, so long as Rohrer’s employment by the Company on a full -time basis continues through December 31, 2007. This payment is in lieu of any other cash bonus or cash incentive compensation payment from the Company for Rohrer’s work during 2007. If Rohrer’s employment by the Company on a full-time basis terminates prior to December 31, 2007, he shall not be entitled to any incentive compensation payment for his work in 2007 under this subsection, but may be entitled to compensation under Section X.

3.	Severance Payment. Section X is hereby amended by adding a new bullet after the other bullets in subsection (a) as follows:

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If employment of the Executive is terminated by the Company prior to the end of 2007 without cause, in addition to any other severance payment to which he is otherwise entitled, he will also receive, within fifteen days after termination of employment, a lump sum payment equal to the balance of his 2007 salary and incentive compensation as if he had worked through December 31, 2007 that has not previously been paid.

4.	Additional Change of Control payment. Subsection (c) of Section X is hereby further amended by adding the following after the first sentence of such subsection:

However, notwithstanding the preceding sentence or any conflicting or inconsistent terms of the Company’s Executive Severance Plan, if employment of the Executive is terminated by the Company prior to the end of 2007 without cause and if Executive is entitled to benefits under the Executive Severance Plan, in addition to any other severance payment to which he is otherwise entitled thereunder, the Executive will also receive, within fifteen days after termination of employment and becoming entitled to payment under the Executive Severance Plan, a lump sum payment equal to the balance of his 2007 salary and incentive compensation as if he had worked through December 31, 2007 that has not previously been paid, as described in subsection X(a) above.

5.	Term. Section 6 is hereby amended by adding a new sentence at the end of such subsection as follows:

Notwithstanding the above, from and after February 22, 2007, the term of employment hereunder shall be for a period ending on December 31, 2007, subject to renewal by agreement of the parties, and, notwithstanding any stated term, Company may terminate this Agreement at any time as provided in Section 7, and subject to the terms of Section X.

6.	Miscellaneous:
Except as specifically provided herein, the Agreement remains in full force and effect and unmodified.

To evidence their agreement to the terms of this Second Amendment, Executive has signed and Company has caused its duly authorized representative to sign this Second Amendment as of February 23, 2007

Gene Logic Inc. By: /s/ Charles L. Dimmler, III Charles L. Dimmler, III CEO & President	Executive /s/ Philip L. Rohrer, Jr. Philip L. Rohrer, Jr.